77Q1(a)

1. Amendment No. 6 to the Amended and Restated Agreements and Declaration
of Trust of American Century Municipal Trust, dated March 11, 2009
(filed electronically as Exhibit (a) (7) to Post-Effective Amendment
No. 54 to the Registrant’s Registration Statement on March 27, 2008,
File No. 002-91229 and incorporated herein by reference).